CREF
             GROUP SUPPLEMENTAL RETIREMENT UNIT-ANNUITY CERTIFICATE

                                                    Annuity
               Certificate   Date of     Date of    Starting
                 Number       Issue       Birth       Date
              +------------------------------------------------+
              | B-300000-0  03 01 1991  12 20 1952  01 01 2018 |
              |                                                |
   Participant| DOE, JOHN J                                    |
              |                                                |
Contractholder| ABC UNIVERSITY                      CGSRA-0001 |Contract
              +------------------------------------------------+Number

         This Certificate states that you, the Participant, are entitled to share in the benefits of College Retirement Equities Fund ("CREF" or "Fund") under the provisions of a Group Supplemental Retirement Annuity Contract ("the Contract") issued to your Employer, as Contractholder.
         The Contract may be amended by agreement of CREF and the Contractholder, provided that such change does not reduce the number of your Accumulation Units or the number of Annuity Units purchased for you under the Contract up to that time. CREF may stop accepting Premiums under the Contract at any time.
         This page refers briefly to some of the Contract's features described in your Certificate. The next pages set forth in detail the rights and obligations of both CREF and you under the Contract.

                 PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION
         All Premiums on your behalf must be remitted under the terms of your Employer's Tax Deferred Annuity Plan. Each Premium paid to CREF purchases a number of Accumulation Units representing your share in CREF. You may convert these into an income of Annuity Units.
         When you are ready to start receiving your income, you choose the Income Option you want from among those described in your Certificate. All options provide an income for you, and all but one also have some provision for another person, to be named by you.
         If you die before starting to receive annuity income, your Accumulation Units will provide a benefit for your Beneficiary under one of the methods described in your Certificate.
         Once each year we will report to you on the current value of your Accumulation Units.
         You may choose to withdraw, as a Lump-sum Benefit, all or part of your Accumulation before starting to receive a lifetime income. Federal tax law may restrict distributions before age 59 1/2, as outlined in Section 47.
         You, or your Beneficiary at your death, may have CREF pay the value of some or all of your Accumulation Units to Teachers Insurance and Annuity Association of America ("TIAA") for the purchase of a fixed-dollar contract or certificate, as explained in your Certificate.

       THIS CERTIFICATE CANNOT BE ASSIGNED, NOR DOES IT PROVIDE FOR LOANS.
                       THIS CERTIFICATE DOES NOT GUARANTEE
                  ANY FIXED-DOLLAR AMOUNT OF ANNUITY PAYMENTS.

                               INDEX ON NEXT PAGE

                        INDEX OF PROVISIONS

                                                       Section
Accounts
         Definition..........................................1
         Deletion 2
Accumulation
         Definition..........................................4
Accumulation Units
         Definition..........................................3
         Number of...........................................5
Annuity Benefit
         Annuity Unit........................................7
         Unit Annuity.......................................22
Annuity Starting Date
         Change of..........................................27
         Definition..........................................6
Assignment
         Void and of no effect..............................44
Benefits Based on Incorrect Data............................52
Business Day.................................................9
Claims of Creditors
         Protection against.................................46
Commuted Value
         Definition.........................................10
Contract
         Consists of........................................24
Correspondence with us......................................55
Death Benefit
         Beneficiary.........................................8
         Changing the Beneficiary...........................34
         Definition.........................................11
         Methods of Payment.................................35
         Naming Your Beneficiary............................33
         Number of Annuity Units............................37
         Payment of.........................................32
         Payments after death of Beneficiary................36
Elections and Changes
         Procedure..........................................49
Elective Deferrals
         Restrictions on Distribution.......................47
Employer
         Definition.........................................12


                                                       Section
ERISA
         Definition.........................................13
Funding Vehicle
         Definition.........................................14
Income Benefit
         Definition.........................................15
         Number of Annuity Units............................31
         Options ...........................................29
         Payments during guaranteed or fixed periods........30
         Starting payments..................................28
IRC
         Definition.........................................16
Lapse or Forfeiture
         Protection against.................................26
Laws and Regulations
         Compliance with....................................54
Loans
         No Provision for...................................45
Lump-sum Benefit
         Availability of....................................39
         Definition.........................................17
         Payment of.........................................40
Non-Forfeiture of Benefits..................................48
Payment to an Estate, Trustee, etc..........................50
Premiums....................................................25
Proof of Survival...........................................53
Report of Accumulation......................................43
Rules of the Fund
         Definition.........................................18
Second Participant..........................................19
Service of Process upon CREF................................51
Spouse's Rights.............................................41
         Definition.........................................20
         Waiver of..........................................42
Tax Deferred Annuity Plan
         Definition.........................................21
Transfer....................................................38
Valuation Day
         Definition.........................................23

                        COLLEGE RETIREMENT EQUITIES FUND

                                               ANNUITY
          CERTIFICATE   DATE OF     DATE OF    STARTING
            NUMBER       ISSUE       BIRTH       DATE

          [B-300000-0  03 01 1991  12 20 1952  01 01 2018]

   PARTICIPANT [DOE, JOHN J                                   ]

CONTRACTHOLDER [ABC UNIVERSITY                                ]

GROUP SUPPLEMENTAL RETIREMENT ANNUITY CONTRACT NO: [ CGSRA-0001 ]

SOCIAL SECURITY NUMBER:   999-99-9999



THE CONTRACT UNDER WHICH THIS CERTIFICATE WAS ISSUED WAS MADE AND DELIVERED IN THE [STATE OF NEW YORK]. THE VALIDITY AND EFFECT OF ALL RIGHTS AND DUTIES UNDER THE CONTRACT ARE GOVERNED BY THE LAWS THERE IN FORCE.

                     PART A: TERMS USED IN THIS CERTIFICATE

1. ACCOUNTS. CREF maintains the following four investment Accounts, each with its own distinct investment portfolio:

         The CREF STOCK ACCOUNT maintains a broadly diversified portfolio consisting primarily of common stocks.

         The  CREF  MONEY  MARKET  ACCOUNT  maintains  a  portfolio   consisting
         primarily of short-term debt securities.

         The CREF BOND MARKET ACCOUNT maintains a portfolio consisting primarily of investment grade bonds.

         The CREF SOCIAL CHOICE ACCOUNT maintains a portfolio consisting primarily of common stocks, investment grade bonds, and short-term debt securities.

In the future, CREF may establish other Accounts with other investment portfolios.

Your right to allocate Premiums or transfer any part of your Accumulation to the CREF Bond Market Account, the CREF Social Choice Account, and any future CREF Account may be limited under the terms of your Employer's Tax Deferred Annuity Plan.

2. DELETION OF A CREF ACCOUNT. CREF may delete the CREF Bond Market Account, the CREF Social Choice Account, and any future Account. If you have Accumulation Units in a CREF Account that is deleted, you must transfer them to another CREF Account. If you do not make a choice, CREF will transfer your Accumulation Units, if any, in such Account to the CREF Money Market Account.

3. ACCUMULATION UNITS. Each CREF Account maintains a separate Accumulation Unit value. The current value of each Account's Accumulation Unit is based on the market value of that Account's investments, and will be determined in accordance with the Rules of the Fund.

4. Your ACCUMULATION is the sum of the value of all of your Accumulation Units in all of the Accounts under this Certificate. It will provide the benefits described in this Certificate.

5. NUMBER OF ACCUMULATION UNITS. Each of the Premiums paid on your behalf under this Certificate will purchase a number of Accumulation Units determined in accordance with the Rules of the Fund. The Premiums will be allocated among the CREF Accounts under your certificate in accordance with your most recent instructions received by CREF, as detailed in Section 25. The number of your Accumulation Units in any Account under your Certificate will be increased by:

         A) any Premiums paid to that Account under your Certificate; and
         B) any transfers to that Account under your Certificate from another CREF Account; and will be reduced by:

         C) the application of Accumulation Units from that Account to provide an Income Benefit;
         D) any Lump-sum Benefits paid from that Account; and
         E) any transfers from that Account to TIAA, another CREF Account, or another Funding Vehicle.

6. The ANNUITY STARTING DATE shown on Page 3 is the date your Income Benefit is scheduled to begin. The Date may be changed as explained in Sections 27 and 28.

7. An ANNUITY UNIT is the unit of payment for all unit-annuity benefits. The CREF Stock and CREF Money Market Accounts maintain separate Annuity Units. All CREF Unit-Annuity Income Options and Methods of Payment of the Death Benefit are available from the CREF Stock Account and the CREF Money Market Account. The current value of an Annuity Unit will change from time to time to reflect changes in CREF's investment, mortality, and expense experience. The dollar value of any Unit-Annuity payment will be the product of the number of Annuity Units to be paid and the then current value of an Annuity Unit.

8. BENEFICIARIES are persons you name, in a form satisfactory to CREF, to receive the Death Benefit if you die before the Annuity Starting Date.

9. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 p.m. New York time, or, if earlier, the time trading on the New York Stock Exchange closes for that day.

10. COMMUTED VALUE. The commuted (discounted) value is a one-sum amount paid in lieu of a series of payments. The Commuted Value of a series of payments of Annuity Units is computed in accordance with the Rules of the Fund, in which it is referred to as the Present Value.

11. The DEATH BENEFIT is the current value of your Accumulation. It will be used to pay your Beneficiary an income under one of the methods set forth in Part D if you die before the Annuity Starting Date.

12. EMPLOYER. As used in this Certificate, your Employer is the organization named as Contractholder on Page 3, even if you separate from the service of such Employer after the Date of Issue.

13. ERISA is the Employee Retirement Income Security Act of 1974, as amended.

14. A FUNDING VEHICLE is an annuity contract or a custodial account established to provide retirement benefits under IRC Section 403(b).

15. The INCOME BENEFIT is the monthly amount payable to you under one of the options set forth in Part C. The monthly amount will first be payable on the Annuity Starting Date.

16. The IRC is the Internal Revenue Code of 1986, as amended.

17. A LUMP-SUM BENEFIT is a withdrawal in a single sum of all or part of your Accumulation. Federal tax law may restrict distributions before age 59 1/2, as outlined in Section 47. The provisions concerning Lump-sum Benefits are set forth in Part F.

18. The RULES OF THE FUND govern all matters affecting the interest of anyone in the Fund to the extent such matters are not specifically provided in this Certificate. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone in the Fund. A copy of the Rules of the Fund was furnished to you when this Certificate was issued; you will be notified of all amendments to such Rules.

19. The SECOND PARTICIPANT is the person you name, when starting to receive your income under a Survivor Unit-Annuity Option, to receive a life income if he or she survives you. You may name your spouse, or any other person eligible under CREF's practices then in effect, to be a Second Participant, subject to the rights of your spouse, if any, as described in Part G.

20. SPOUSE'S RIGHTS. If your Accumulation is subject to ERISA, your spouse may have rights to a Survivor Retirement Benefit or a Survivor Death Benefit, as explained in Part G. Your spouse's right to these benefits may limit your choice of Income Option, Beneficiary, Lump-sum Benefit, or Transfer.

21. A TAX DEFERRED ANNUITY PLAN is an employee benefit plan established by your Employer under IRC Section 403(b), under which you may make salary reduction contributions to an annuity contract.

22. A UNIT-ANNUITY is a series of payments of the then current value of a fixed number of Annuity Units. The number of Annuity Units to be paid and their then current value will be determined in accordance with the Rules of the Fund using actuarial methods. A Unit-Annuity Benefit may be elected as described in Part C.

23. A VALUATION DAY is a day on which the dollar values of the Accumulation Units in the CREF Accounts are established. The procedure for determining Valuation Days is contained in the Rules of the Fund.

                          PART B: CONTRACT AND PREMIUMS

24. THE CONTRACT. The Contract (including this Certificate) constitutes the entire contract between CREF and the Contractholder, and the provisions therein alone will govern with respect to the rights and obligations of CREF, the Contractholder, and you. The payment of Premiums by the Contractholder to CREF is the consideration for the Contract. The

Contract may be amended by agreement of CREF and the Contractholder without the consent of you or any other person, provided that such change does not reduce the number of your Accumulation Units or the number of Annuity Units purchased for you under the Contract up to that time. Any endorsement or amendment of this Certificate, or waiver of any of its provisions will be valid only if in writing and signed by an Executive Officer or Registrar of CREF. All Premiums and Benefits are payable at CREF's home office in New York, NY. Nothing in the Contract invalidates or impairs any right granted to you by law or under this Certificate.

25. PREMIUMS. All Premiums on your behalf must be remitted under the terms of your Employer's Tax Deferred Annuity Plan. We have issued this Certificate in consideration of Premiums paid on your behalf. Premiums may be paid in any amount and at any frequency, in accordance with your Employer's Tax Deferred Annuity Plan. Premiums will be credited to your Certificate as of the date on which they are received. CREF will accept Premiums on your behalf any time before the Annuity Starting Date or your prior death; however CREF may stop accepting Premiums under the Contract at any time.
         You may allocate any whole number percentage of a Premium to a CREF Account. CREF will credit your Premiums among the Accounts according to the most recent instructions CREF has received from you. Your right to allocate such Premiums to the Bond Market Account, to the Social Choice Account, and to any future CREF Account may be limited under the terms of your Employer's Tax Deferred Annuity Plan. If no allocation instructions have been received, all Premiums will be allocated to the Money Market Account.

26. UNCONDITIONAL PROTECTION AGAINST LAPSE OR FORFEITURE. Your rights under the Contract will not lapse after the first Premium has been paid. If Premiums cease, you will continue to own all benefits to be derived from the Accumulation.

                           PART C: YOUR INCOME BENEFIT

27. CHANGING YOUR ANNUITY STARTING DATE. You may change the Annuity Starting Date at any time before you start to receive your Income Benefit, by written notice to CREF as explained in Section 49. You may change the Annuity Starting Date, subject to the Federal tax law restrictions described in Section 47, to the first of any month after the change, but not to a month later than the April first of the calendar year following the calendar year in which you attain age 70 1/2. If you have not chosen an Annuity Starting Date prior to your sixty-fifth birthday, you will be deemed to have chosen the first of the month following that birthday.

28. STARTING YOUR INCOME BENEFIT. Payment of your Income Benefit will begin as of the Annuity Starting Date you have chosen, if you are then living and:

         A) you have chosen one of the Income Options set forth in Section 29;
         B) if you choose an Income Option that pays a lifetime income, we have received due proof of your age and, if you choose a Survivor Unit-Annuity Option, the age of your Second Participant; and
         C) if your Accumulation is subject to the ERISA requirements described in Part G, and
                  (1) you are married and have not chosen a Survivor Unit-Annuity Option with your spouse as Second Participant, we have received a Waiver of Spouse's Rights; or
                  (2) we have received proof that you are not married.

         If the requirements of this Section have not been completed by the Annuity Starting Date you have chosen, the Annuity Starting Date will be deferred to the first of the month after the requirements have been completed, or if earlier, to the April first of the calendar year following the calendar year in which you attain age 70 1/2.

29. INCOME OPTIONS are the ways in which you may have your Income Benefit paid to you. Any time before the Annuity Starting Date you may choose the Option you want. You may change your choice any time before payments begin, but once they have begun no change can be made. Any choice of Option or change of such choice must be made by written notice to CREF as explained in Section 49. Your right to elect an option or change such election may be limited in accordance with
Section 54. The value of your Accumulation will be the consideration for a CREF individual pay-out annuity certificate providing benefits under the Income Option you choose.
         If your Accumulation is subject to ERISA, then your choice of Income Option is subject to the right of your spouse, if any, to benefits as explained in Part G.
     The following are the Income Options from which you may choose. All of them provide an income for you, some provide that payments will continue for the lifetime of a Second Participant and some provide that payments will continue in any event during a guaranteed or fixed period as explained in Section 30. The monthly amount paid to you or a surviving Second Participant depends on which of these Options you choose:

         SINGLE LIFE UNIT-ANNUITY. A payment will be made to you each month as long as you live. All payments will cease at your death. This Option provides nothing for anyone after your death.

         LIFE UNIT-ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to you each month as long as you live. If you die before the end of the guaranteed period you have chosen, the monthly payments will continue to the end of that period.

         UNIT-ANNUITY FOR A FIXED PERIOD. A payment will be made to you each month for a fixed period of not less than five nor more than thirty years, as chosen. At the end of the period chosen no further payments will be made. If you die before the end of the period chosen, the monthly payments will continue to the end of that period.

         SURVIVOR UNIT-ANNUITY OPTIONS. Under each of the following Options a payment will be made to you each month for as long as you live, and will be continued for life to the Second Participant you have named if he or she survives you. After payments begin, you cannot change your choice of Second Participant.

                  FULL BENEFIT TO SURVIVOR WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. At the death of either you or your Second Participant the monthly payments that continue to the survivor will be based on the full number of Annuity Units that would have been paid if both had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the monthly payments will be based on the full number of Annuity Units that would have been paid if both had lived, and will continue to be paid to the end of that period. If you do not choose a guaranteed period all payments will cease at the death of the last survivor of you and the Second Participant.

                  TWO-THIRDS BENEFIT TO SURVIVOR WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. At the death of either you or your Second Participant the monthly payments that continue to the survivor will be based on two-thirds of the number of Annuity Units that would have been paid if both had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the monthly payments will be based on two-thirds of the number of Annuity Units that would have been paid if both had lived, and will continue to be paid to the end of that period. If you do not choose a guaranteed period all payments will cease at the death of the last survivor of you and the Second Participant.

                  HALF BENEFIT TO SECOND PARTICIPANT WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. Monthly income equal to the full number of Annuity Units will continue as long as you live. If your Second Participant survives you, the monthly payments that continue will be based on one-half the number of Annuity Units that you would have received if you had lived. If you choose a guaranteed period and you and your Second Participant both die before the end of the period chosen, the monthly payments will be based on one-half of the number of Annuity Units that would have been paid if you had lived, and will continue to be paid to the end of that period. If you do not choose a guaranteed period all payments will cease at the death of the last survivor of you and the Second Participant.

    AUTOMATIC ELECTION PROVISION. If on the Annuity Starting Date determined in accordance with Sections 27 and 28, you have not chosen an Income Option, you will be deemed to have chosen the "Life Unit-Annuity with 10-Year Guaranteed
Period" Option if you are then single, or the "Half Benefit to Second Participant with 10-Year Guaranteed Period" Survivor Unit-Annuity Option with your spouse as Second Participant if you are then married.

30. PAYMENTS TO THE END OF A GUARANTEED OR FIXED PERIOD. At the time you choose an Income Option, you name the person or persons to receive these payments, as explained in Section 49. You may later change the named persons and, if you choose a Survivor Unit-Annuity, your surviving Second Participant may change the named persons after your death unless you direct otherwise.
     At the death of the last survivor of you and your Second Participant before the end of a guaranteed period under one of the Survivor Unit-Annuity Options, or at your death before the end of a guaranteed or fixed period under one of the other Income Options, the monthly payments due for the remainder of the guaranteed or fixed period will continue to the surviving person or persons named to receive them. The Commuted Value of these payments may be paid in one sum unless we are directed otherwise.
         If no one has been named to receive these payments, or if no one so named is then living, the Commuted Value will be paid to your estate or, if you chose a Survivor Unit-Annuity Option, to the estate of the last survivor of you and your Second Participant.
     If a person receiving these payments dies before the end of the guaranteed or fixed period, the Commuted Value of any payments still due that person will be paid to any other surviving person or persons named to receive it. If no one so named is then living, the Commuted Value will be paid to the estate of the last person who was receiving these payments.

31. The NUMBER OF ANNUITY UNITS in each Account under your certificate will be determined as of the Annuity Starting Date, in accordance with the Rules of the Fund, on the basis of:
        A) the value of your Accumulation Units in that Account under your Certificate at that time;
        B) the Income  Option you choose;
        C) if you choose an Income Option that pays a lifetime income, your age;
        D) if you choose a Survivor Unit-Annuity Option, your Second Participant's age; and
        E) the value of that Account's Annuity Unit at that time.

         If your initial Income Benefit would be less than $25 a month, CREF will have the right to change to quarterly, semi-annual or annual payments, whichever will result in an initial payment of $25 or more and the shortest interval between payments.

                              PART D: DEATH BENEFIT

32. PAYMENT OF THE DEATH BENEFIT. If you die before the Annuity Starting Date, CREF will pay the Death Benefit to your Beneficiary under one of the Methods of Payment set forth in Section 35. You may choose the Method during your lifetime by written notice to CREF, as explained in Section 49. If you do not so choose, your Beneficiary will make the choice when he or she becomes entitled to payments. You may change the Method at any time before payments begin. After your death, your Beneficiary may change the Method chosen by you, if you so provide. Any choice of Method or change of such choice must be made by written notice to CREF, as explained in Section 49.
         Payment  of the Death  Benefit  under one of the  Methods  set forth in
Section 35 will start as of the first day of the month after we have received:
         A) due proof of your death;
         B) the  choice of a Method of Payment  set forth in Section  35; and
         C) due proof of the Beneficiary's age if the Method chosen pays a lifetime income.

33. NAMING YOUR BENEFICIARY. Beneficiaries are persons you name, by written notice to CREF as explained in Section 49, to receive the Death Benefit if you die before the Annuity Starting Date. You may designate different classes of beneficiaries, such as primary (first) and contingent (secondary). These classes set the order of payment. If a class contains more than one person, the Death Benefit will be paid to the then living persons in the class in equal shares, unless you provide otherwise. For example, if you die before the Annuity Starting Date, having named your spouse as primary Beneficiary and "children" as equal contingent Beneficiaries, your spouse would receive the Death Benefit if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the Death Benefit in equal shares.

     The terms "children" or "my children" may be used to name a class of beneficiaries, either primary or contingent. Unless you specify otherwise, these terms will mean all children born of your marriage or marriages and any children legally adopted by you. The term "children" also has the same inclusive meaning when used to name as beneficiaries the children of your spouse, child, brother or sister.
         If you name your estate as Beneficiary, or if none of the Beneficiaries you have named is alive at the time of your death, the Death Benefit will be paid to your estate in one sum.
         If your Accumulation is subject to ERISA, then your right to name a Beneficiary for the Death Benefit is subject to the right of your spouse, if any, to benefits as described in Part G.
         If you die prior to the Annuity Starting Date never having named a Beneficiary, your estate and your surviving spouse, if any, become the Beneficiaries as follows:
         A) if you leave no surviving spouse, the Death Benefit will be paid to your estate in one sum;
         B) if you leave a surviving spouse, your spouse will receive a benefit, payable under one of the Methods of Payment, which is the actuarial equivalent as of the date Death Benefit payments are paid or begin of one-half of your Accumulation, with the remainder of your Accumulation being paid to your estate in one sum.

34. CHANGING YOUR BENEFICIARY. At any time before the Annuity Starting Date you may change your Beneficiary or add or delete Beneficiaries, by written notice to CREF as explained in Section 49, subject to the rights of your spouse, if any, as described in Part G.

35. METHODS OF PAYMENT. The Death Benefit will be paid to your Beneficiary under one of the Methods shown below. For all Methods except Single-sum and Transfer to a TIAA Pay-out Contract, the Death Benefit will be the consideration for a CREF individual pay-out certificate providing benefits under the Method of Payment chosen. Each of the Methods of Payment, other than the Single-sum and Transfer to a TIAA Pay-out Contract, is available in either the Stock Account or the Money Market Account.
         The distribution of the Death Benefit under any Method of Payment must be made over the lifetime of your Beneficiary or over a period not to exceed your Beneficiary's life expectancy. The Death Benefit must be applied under a chosen Method of Payment within one year of the date of your death; otherwise payments will be made to your Beneficiary beginning on the first day of the month in which the first anniversary of your date of death occurs, under the Unit- Annuity for a Fixed Period Method for a period of five years with payments made annually.

         SINGLE-SUM PAYMENT. The Death Benefit will be paid to your Beneficiary in one sum.

         SINGLE LIFE UNIT-ANNUITY. A payment will be made to your Beneficiary each month for life. All payments will cease at his or her death. This Method provides nothing for anyone after the death of your Beneficiary.

         LIFE UNIT-ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to your Beneficiary each month for life. If he or she dies before the end of the guaranteed period chosen, the monthly payments will continue to the end of that period as explained in Section 36.

         UNIT-ANNUITY FOR A FIXED PERIOD. A payment will be made to your Beneficiary each month for a fixed period of not less than five nor more than thirty years, as chosen. At the end of the period chosen the entire Death Benefit will have been paid out and no further payments will be made. If your Beneficiary dies before the end of the period chosen, the monthly payments will continue to the end of that period as explained in Section 36.

         UNIT DEPOSIT. CREF will hold your Beneficiary's Accumulation Units on deposit for a chosen period of not less than two nor more than thirty years. No periodic payments will be made under this Method. At the end of the period chosen, CREF will make a one-sum payment to your Beneficiary. This one-sum payment will be the then-current value of all Accumulation Units held by CREF for your Beneficiary. If your Beneficiary dies while any part of the Death Benefit is held by CREF, that amount will be payable as explained in Section 36.

                   The value of the Death Benefit placed under this Method must be at least $5,000.

         TRANSFER TO A TIAA PAY-OUT CONTRACT. CREF will pay to TIAA the Death Benefit for the purchase of a pay-out annuity on the life of the Beneficiary, or a pay-out annuity for a fixed period of not less than two nor more than thirty years, or an Interest Payments contract for a chosen period of not less than two nor more than thirty years. The Premium and pay-out rates for the TIAA contract will be the rates applying to such transfers at that time; the contract will give the Beneficiary the same rights as any person then being issued a similar TIAA contract.

                   The value of a Death Benefit transferred under this Method must be at least $5,000.

         If any Method chosen, except Unit Deposit, would result in an initial payment of less than $25 a month, CREF will have the right to require a change in choice that will result in an initial payment of not less than $25 a month.

36. PAYMENTS AFTER THE DEATH OF A BENEFICIARY. Any monthly payments still due at the death of your Beneficiary during a guaranteed or fixed period will be continued to the person or persons named by you or your Beneficiary to receive them, by written notice to CREF as explained in Section 49. The Commuted Value of these payments may be paid in one sum unless we are directed otherwise.
     If no one has been named to receive these payments, or if no one so named is living at the death of your Beneficiary, the Commuted Value will be paid in one sum to your Beneficiary's estate.
     If a person receiving these payments dies before the end of the guaranteed or fixed period, the Commuted Value of any payments still due that person will be paid to any other person or persons named to receive it. If no one has been so named, the Commuted Value will be paid to the estate of the last person who was receiving these payments.
     If your Beneficiary dies while any Accumulation Units are held by CREF under the Unit Deposit Method, then their current value will be paid in one sum to the person or persons you or your Beneficiary have named to receive it. If no such person survives your Beneficiary, the then-current value of all Accumulation Units held on deposit will be paid in one sum to your Beneficiary's estate.

37. The NUMBER OF ANNUITY UNITS FOR A BENEFICIARY in each Account under your Beneficiary's certificate will be determined as of the date the Unit-Annuity begins, in accordance with the Rules of the Fund, on the basis of:
         A) the value of your Accumulation Units in that Account under your Certificate at that time;
         B) the Method of Payment chosen for the Death Benefit;
         C) if the Method chosen pays a lifetime income, the age of your Beneficiary; and
         D) the value of that Account's  Annuity Unit at that time.

                                PART E: TRANSFERS

38. You may TRANSFER some or all of your Accumulation Units from a CREF Account under your Certificate: (a) to purchase Accumulation Units in one of the other CREF Accounts under your Certificate, (b) to a fixed-dollar TIAA annuity, or (c) to a Funding Vehicle not offered by CREF or TIAA.
         Your right to transfer to the Bond Market Account, to the Social Choice Account, to any future CREF Account, and/or to a Funding Vehicle not offered by TIAA or CREF, may be limited under the terms of your Employer's Tax Deferred Annuity Plan.
         If you choose to Transfer, we will pay your Accumulation, or any part thereof not less than $1,000. All values will be determined as of the end of the Business Day in which CREF has received, in a form acceptable to CREF:A) your request for a Transfer; and
         B) when required by law, if your Accumulation is subject to the ERISA requirements described in Part G, a Waiver of Spouse's Rights or proof that you are not married.
You may choose to defer the effective date of the Transfer until the last day of any month following the date on which we receive the above requirements, and all values will be determined as of the end of such effective date. The request for a Transfer cannot be revoked after the effective date of such Transfer.
         If you Transfer to a TIAA annuity, you will have the same rights under the TIAA contract as any person then being issued a similar contract.
         If all of your Accumulation Units under your Certificate are withdrawn as a Transfer, all obligations of CREF to you under the contract are fulfilled.
         CREF may limit Transfers to not more than twice in any calendar year.

                            PART F: LUMP-SUM BENEFITS

39. AVAILABILITY OF LUMP-SUM BENEFIT. Before the Annuity Starting Date, you may choose to receive a Lump-sum Benefit from some or all of a specified Account's Accumulation Units. Any choice of Lump-sum Benefit must be made by written notice to CREF as explained in Section 49.
         If your Accumulation is subject to ERISA, your right to receive a Lump-sum Benefit is subject to the rights of your spouse, if any, as described in Part G. Federal tax law may restrict distributions before age 59 1/2, as outlined in Section 47.
         A tax-free rollover of your Lump-sum Benefit may be available to you under the IRC and the rulings and regulations issued thereunder.

40. PAYMENT OF THE LUMP-SUM BENEFIT. If you choose the Lump-sum Benefit, we will pay your Accumulation, or any part thereof not less than $1,000. All values will be determined as of the end of the Business Day in which CREF has received, in a form acceptable to CREF:
         A) your request for a Lump-sum Benefit; and
         B) if your Accumulation is subject to the ERISA requirements described in Part G, a Waiver of Spouse's Rights or proof that you are not married.
You may choose to defer the effective date of the Lump-sum Benefit until the last day of any month following the date on which we receive the above requirements, and all values will be determined as of the end of such effective date. The request for a Lump-sum Benefit cannot be revoked after the effective date of such Lump-sum Benefit.
         If all of your Accumulation Units under your Certificate are withdrawn as a Lump-sum Benefit, all obligations of CREF to you under the contract are fulfilled.

                       PART G: SPOUSE'S RIGHTS TO BENEFITS

41. SPOUSE'S RIGHT TO BENEFITS. If A) you are married, and B) all or part of your Accumulation is attributable to contributions made under a Tax Deferred Annuity Plan subject to ERISA, and C) a plan contribution has been paid on your behalf after August 22, 1984, then, only to the extent required by the IRC or ERISA, your rights to choose an Income Option, name a Beneficiary for the Death Benefit, receive a Lump-sum Benefit, or Transfer are restricted by the rights of your spouse to benefits as follows:

         SPOUSE'S SURVIVOR RETIREMENT BENEFIT. If you are married on the Annuity Starting Date, your Income Benefit must be paid under a Survivor Unit-Annuity Option with your spouse as Second Participant.

         SPOUSE'S SURVIVOR DEATH BENEFIT. If you die before the Annuity Starting Date and your spouse survives you, the payment of the Death Benefit to your named Beneficiary is subject to your spouse's right to receive a Death Benefit of a Unit-Annuity which is the actuarial equivalent as of the date such Unit-Annuity begins of one-half of your Accumulation, if any, attributable to contributions made under a plan subject to ERISA.

         Your spouse may consent to a waiver of his or her rights to these benefits, as explained in Section 42.

42. WAIVER OF SPOUSE'S RIGHTS. Your spouse must consent to a waiver of his or her right to survivor benefits before you can choose:
         A) an Income Option other than a Survivor Unit-Annuity with your spouse as Second Participant;

         B) Beneficiaries who are not your spouse for more than half of the Death Benefit;
         C) a Lump-sum  Benefit;  or
         D) to the extent required by law, a Transfer.
In order to waive the right to spousal survivor benefits we must receive, in form satisfactory to CREF, your spouse's written consent, or verification that your spouse cannot be located. A waiver of rights with respect to an Income Option may be made by you and consented to by your spouse no earlier than 90 days before the Annuity Starting Date. A waiver of the Survivor Death Benefit may not be effective if it is made prior to the plan year in which you attain age 35, or, if earlier, your separation from service of your Employer. Generally, a waiver of rights with respect to the portion of the Accumulation to be used for a Lump-sum Benefit or Transfer may be made no earlier than 90 days before the effective date of such Lump-sum Benefit or Transfer.
         Verification   of  your  marital  status  may  be  required,   in  form
satisfactory to CREF, for purposes of establishing your spouse's right to benefits or a waiver of these rights. You may revoke a waiver of your spouse's rights to benefits at any time during your lifetime. Your spouse may not revoke a consent after the consent has been given.

                           PART H: GENERAL PROVISIONS

43. REPORT OF ACCUMULATION. Once each year until the Annuity Starting Date, we will mail you a report for the calendar year just ended. It will show the value of your Accumulation as of the end of the year.

44. NO ASSIGNMENT. Neither you nor any other person may assign, pledge, or transfer ownership of this Certificate or any benefits, nor transfer any of your duties, under the terms of the Contract. Any such action will be void and of no effect.

45. NO LOANS. The Contract does not provide for loans. You may, however, transfer your Accumulation to TIAA, where loans may be available, subject to the terms of your Employer's Tax Deferred Annuity Plan.

46. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law. This protection is contained in the statute of the State of New York establishing CREF.

47. RESTRICTIONS ON ELECTIVE DEFERRALS. This Certificate is designed to be part of a tax-deferred group annuity contract as specified under IRC Section 403(b). IRC Section 403(b) prohibits the distribution of the portion, if any, of a participant's accumulation equal to:
         A) amounts attributable to funds transferred from a custodial account established under IRC Section 403(b)(7); plus

         B) amounts  attributable to  premiums  paid to an IRC  Section  403(b)
         (1) annuity  contract  as
         elective deferrals under a salary reduction agreement (within the meaning of IRC Section 403(b)(11) ); less
         C) the value, if any, of the
         amounts described in B) determined as of December 31, 1988;
until the participant:

         (1) attains age 59 1/2;
         (2) separates from service of the employer under whose plan the aforementioned portion is attributable; (3) dies; (4) becomes disabled within the meaning of IRC Section 72(m)(7); or (5) encounters financial "hardship" within the meaning of IRC Section 403(b).

         In the case of hardship, IRC Section 403(b) requires that any earnings credited after December 31, 1988 and, in addition any contributions paid after December 31, 1988 to a custodial account established under IRC Section 403(b)(7) that are not elective deferrals under a salary reduction agreement, will not be available for distribution.
         Any request for an early withdrawal due to disability or hardship must be submitted with evidence of the disability or hardship on forms satisfactory to CREF and not inconsistent with applicable law.

48. NON-FORFEITURE OF BENEFITS. Amounts payable under the Contract will not be less than the minimum required as of the Date of Issue by any statute of the State or other jurisdiction in which the Contract is issued. Your Accumulation and any benefits purchased cannot be forfeited under the Contract.

49. PROCEDURE FOR ELECTIONS AND CHANGES. An election or change may be made, in accordance with the terms of your Certificate, by written notice satisfactory to CREF. No such notice will take effect unless it is received by CREF at its home office in New York, NY. Any notice of change in Beneficiary or other person named to receive payments will take effect as of the date it was signed, whether or not the signer is living at the time we receive it. Any other notice will take effect as of the date it is received. Any action taken by CREF in good faith before receiving the notice will not subject CREF to liability even though our acts were contrary to what was stated in the notice.

50. PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC. CREF may pay in one sum the Commuted Value of any benefits due an estate, corporation, partnership, trustee or other entity not a natural person. CREF will not be responsible for the acts of or any neglect by any executor, trustee, guardian, or other third party to whom payment is made.

51. SERVICE OF PROCESS UPON CREF. We will accept service of process in any action or suit against us on the Contract in any court of competent jurisdiction in the United States, Puerto Rico or Canada provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district, territory, or province in which the action or suit is brought. This Section does not waive any of our rights, including the right to remove such action or suit to another court.

52. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age or any other factor that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

53. PROOF OF SURVIVAL. CREF may require satisfactory proof that anyone named to receive benefits under the terms of the Contract is alive on the date any benefit payment is due. If this proof is not received after requested in writing, CREF will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Survivor Unit-Annuity Option CREF has overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment has been recovered.

54. COMPLIANCE WITH LAWS AND REGULATIONS. CREF will administer the Contract and this Certificate to comply with all laws and regulations pertaining to the terms and conditions of the Contract and this Certificate. If the Contract and/or this Certificate conflict as of the Date of Issue with any applicable state law or regulation, such law or regulation will prevail.

         The choice of Income Option, Annuity Starting Date, Beneficiary or Second Participant, Method of Payment of the Death Benefit, and the availability of Lump-sum Benefits and Transfers as set forth in the Certificate are subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.

55. CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form, Premium payment or request for benefits will be deemed to be received by us unless it is received at our home office in New York, NY. All Premiums and benefits are payable at our home office in New York, NY. Any questions about the Contract or this Certificate, or inquiries about our service should be directed to us at our home office address:

                                      CREF
                                730 Third Avenue
                               New York, NY 10017.